Exhibit 99

Schnitzer Announces Restart of Production at its Cascade Steel Rolling Mills and Agreement to Acquire Leading US Metal Recycler in the Southeast

PORTLAND, Ore.--(BUSINESS WIRE)--August 17, 2021--Schnitzer Steel Industries, Inc. (NASDAQ: SCHN) is pleased to announce the successful restart of production at its Cascade Steel Rolling Mills in McMinnville, OR. The Company is also pleased to announce that it has entered into an agreement to purchase the assets of Columbus Recycling in the Southeast region of the United States.

Cascade Steel Rolling Mills Restart

Earlier this week, Cascade restarted production following the substantial completion of replacement and repairs of property and equipment at the mill’s melt shop that had been lost or damaged by a fire on May 22, 2021. Cascade has resumed operations with a full workforce several weeks ahead of schedule and is accepting orders for its full range of finished steel products based on the rolling schedule. Due to the timing of the restart and the ramp up in operations, Cascade is expected to complete a limited number of sales prior to the end of August, the close of Schnitzer’s fiscal year.

Tamara Lundgren, Chairman and Chief Executive Officer of Schnitzer Steel Industries, stated, "I am proud of our team’s exceptional efforts to bring the mill back into production ahead of schedule, enabling us to support our customers with high quality finished steel products. Cascade is powered by electricity that is more than 95% carbon-free. Combined with the use of recycled metal as its primary raw material, the steel made in our electric arc furnace steel mill has an exceptionally low carbon impact as compared to the industry average."

Agreement to Acquire Columbus Recycling

On August 12, Schnitzer entered into a definitive agreement with Columbus Recycling, a leading provider of ferrous and non-ferrous metal recycling products and services, to acquire eight operating facilities across several states in the Southeast, including Mississippi, Tennessee, and Kentucky. The transaction is expected to close during the first quarter of Schnitzer’s 2022 fiscal year, subject to regulatory approvals.

Founded in 1956, Columbus Recycling has a well-established customer-focused business that purchases and processes scrap metal from industrial manufacturers, local recycling companies, and individuals, and sells the recycled products to regional foundries and steel mills. Combined with Schnitzer’s nine existing facilities in Georgia, Alabama, and Tennessee, the acquired operations will offer additional recycling products, services, and logistics solutions to customers and suppliers across the Southeast, a region that is expected to see a significant increase in electric arc furnace steelmaking capacity in the coming years. In the twelve months through the end of May 2021, Columbus has delivered annual sales volumes of approximately 300,000 ferrous tons which, on a pro-forma basis, would increase Schnitzer’s total ferrous volumes by approximately 7% over the same period.

Tamara Lundgren, Chairman and Chief Executive Officer of Schnitzer Steel Industries, stated, “The acquisition of Columbus Recycling will expand our platform and offerings in a robust regional market with immediate scale and meaningful synergies. The transaction is consistent with our growth strategy to expand metals recycling operations to meet anticipated increases in steel and nonferrous metals demand driven in part by the global transition to low carbon technologies. While a variety of solutions will be required as industries, communities, and governments actively pursue carbon reduction, the increased use of recycled metals is one path that is immediately achievable.”

Ms. Lundgren continued, “We look forward to welcoming the Columbus Recycling team to the Schnitzer family, as both organizations have fostered cultures focused on operating responsibly and sustainably for their customers and the communities in which they operate.”

Preliminary Fourth Quarter Results

The Company expects to announce preliminary consolidated financial results for its fiscal 2021 fourth quarter during the second half of September, including an update on the financial impact of the melt shop fire at its steel mill and the status of the related insurance recoveries.

About Schnitzer Steel

Schnitzer Steel Industries, Inc. is one of the largest manufacturers and exporters of recycled metal products in North America with operating facilities located in 23 states, Puerto Rico and Western Canada. Schnitzer has seven deep water export facilities located on both the East and West Coasts and in Hawaii and Puerto Rico. The Company’s integrated operating platform also includes 50 stores which sell serviceable used auto parts from salvaged vehicles and receive approximately 5 million annual retail visits. The Company’s steel manufacturing operations produce finished steel products, including rebar, wire rod and other specialty products. The Company began operations in 1906 in Portland, Oregon.

Forward Looking Statements

Statements and information included in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Except as noted herein or as the context may otherwise require, all references in this press release to “we,” “our,” “us,” “the Company” and “SSI” refer to Schnitzer Steel Industries, Inc. and its consolidated subsidiaries.

Forward-looking statements in this press release include statements regarding future events or our expectations, intentions, beliefs and strategies regarding the future, which may include statements regarding the impact of pandemics, epidemics or other public health emergencies, such as the coronavirus disease 2019 (“COVID-19”) pandemic; the impact of equipment upgrades, equipment failures and facility damage on production, including timing of repairs and resumption of operations; the realization of insurance recoveries; the Company’s outlook, growth initiatives or expected results or objectives, including pricing, margins, sales volumes and profitability; completion of acquisitions and integration of acquired businesses; liquidity positions; our ability to generate cash from continuing operations; trends, cyclicality and changes in the markets we sell into; strategic direction or goals; targets; changes to manufacturing and production processes; and planned capital expenditures.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “outlook,” “target,” “aim,” “believes,” “expects,” “anticipates,” “intends,” “assumes,” “estimates,” “evaluates,” “may,” “will,” “should,” “could,” “opinions,” “forecasts,” “projects,” “plans,” “future,” “forward,” “potential,” “probable,” and similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

We may make other forward-looking statements from time to time, including in reports filed with the Securities and Exchange Commission, press releases, presentations and on public conference calls. All forward-looking statements we make are based on information available to us at the time the statements are made, and we assume no obligation to update any forward-looking statements, except as may be required by law. Our business is subject to the effects of changes in domestic and global economic conditions and a number of other risks and uncertainties that could cause actual results to differ materially from those included in, or implied by, such forward-looking statements.

Some of these risks and uncertainties are discussed in “Item 1A. Risk Factors” of Part I of our most recent Annual Report on Form 10-K, as supplemented by our subsequently filed Quarterly Reports on Form 10-Q. Examples of these risks include: the impact of pandemics, epidemics or other public health emergencies, such as the COVID-19 pandemic; the impact of equipment upgrades, equipment failures and facility damage on production; difficulties associated with acquisitions and integration of acquired businesses; the cyclicality and impact of general economic conditions; changing conditions in global markets including the impact of sanctions and tariffs, quotas and other trade actions and import restrictions; volatile supply and demand conditions affecting prices and volumes in the markets for raw materials and other inputs we purchase; significant decreases in scrap metal prices; imbalances in supply and demand conditions in the global steel industry; reliance on third party shipping companies, including with respect to freight rates and the availability of transportation; inability to obtain or renew business licenses and permits; the impact of goodwill impairment charges; the impact of long-lived asset and equity investment impairment charges; failure to realize or delays in realizing expected benefits from investments in processing and manufacturing technology improvements; inability to achieve or sustain the benefits from productivity, cost savings and restructuring initiatives; inability to renew facility leases; customer fulfillment of their contractual obligations; the impact of consolidation in the steel industry; environmental compliance costs and potential environmental liabilities; and compliance with climate change and greenhouse gas emission laws and regulations.

Contacts

Investor Relations
Michael Bennett
(503) 323-2811
mcbennett@schn.com

Company Info:
www.schnitzersteel.com
ir@schn.com